Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com

F5 Networks Announces Third Quarter 2013 Results

SEATTLE, July 24, 2013 - F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $370.3 million for the third quarter of fiscal 2013, up 6 percent from $350.2 million in the prior quarter and 5 percent from $352.6 million in the third quarter of fiscal 2012.

GAAP net income for the third quarter was $68.2 million ($0.86 per diluted share) compared to $63.4 million ($0.80 per diluted share) in the second quarter of 2013 and $72.3 million ($0.91 per diluted share) in the third quarter a year ago.

Excluding the impact of stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the third quarter was $88.4 million ($1.12 per diluted share), compared to $84.7 million ($1.07 per diluted share) in the prior quarter and $90.6 million ($1.14 per diluted share) in the third quarter of fiscal 2012.

A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.

“Results for the third quarter exceeded our expectations,” said John McAdam, F5 president and chief executive officer. “Strong sales in the Americas led to a 6 percent sequential increase in both product and overall revenue.

“Product sales during the quarter were driven by growing demand for our BIG-IP 4000 appliances and our new entry-level BIG-IP 2000 series. In late June, we released our new midrange BIG-IP 5000 and BIG-IP 7000 series appliances, and initial customer response has been very encouraging.

“The significant performance and scalability enhancements of the new appliances have helped drive growing sales of our security software, including our new Advanced Firewall Manager and our recently upgraded Application Security Manager and Access Policy Manager. Sales of our other software modules have also grown, and demand for our software-only virtual edition products has increased steadily. Along with major enhancements to TMOS, designed to strengthen our SDN integration and cloud scaling capabilities, we recently introduced new 5-gigabit versions of our virtual edition products which run on all major hypervisors including AWS,” McAdam said.

Positive customer response to the company’s new products has contributed to a strong and growing sales pipeline. In spite of ongoing weakness in the global economy, McAdam said he believes that demand for the new products in combination with other business drivers could be a significant catalyst for continued growth.

For the fourth quarter of fiscal 2013, ending September 30, the company has set a revenue target of $378 million to $388 million and a GAAP earnings target of $0.93 to $0.96 per diluted share. Management’s GAAP earnings target includes an anticipated charge of $2.5 million related to a loss on a facility sublease. Excluding this charge, as well as stock-based compensation expense and amortization of purchased intangible assets, the company’s non-GAAP earnings target is $1.17 to $1.20 per diluted share. A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended September 30, 2013
Reconciliation of Expected Non-GAAP Fourth Quarter Earnings	Low	High
Net income	$73.0	$75.4
Stock-based compensation expense	$22.0	$22.0
Amortization of purchased intangible assets	$1.0	$1.0
Loss on facility sublease	$2.5	$2.5
Tax effects related to above items	($6.6)	($6.6)
Non-GAAP net income excluding stock-based compensation expense, amortization of purchased intangible assets and loss on facility sublease	$91.9	$94.3
Net income per share - diluted	$0.93	$0.96
Non-GAAP net income per share - diluted	$1.17	$1.20

About F5 Networks

F5 Networks (NASDAQ: FFIV) makes the connected world run better. F5 helps organizations meet the demands and embrace the opportunities that come with the relentless growth of voice, data, and video traffic, mobile workers, and applications—in the data center, the network, and the cloud. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5’s intelligent services framework to deliver and protect their applications and services while ensuring people stay connected. Learn more at www.f5.com.

You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.

Forward Looking Statements

Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

GAAP to non-GAAP Reconciliation

F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.

The reconciliation of the company’s expected GAAP and non-GAAP fourth quarter earnings also excludes an anticipated loss on a facility sublease from net income (non-GAAP). This loss will be incurred during the quarter ending September 30, 2013 in connection with the extension of certain subleases at the company’s corporate headquarters.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.

For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Condensed Consolidated Statement of Operations entitled “GAAP to Non-GAAP Reconciliation.”

# # # #

F5 Networks, Inc.

Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2013	September 30, 2012
Assets
Current assets
Cash and cash equivalents	$198,280	$211,181
Short-term investments	353,045	320,970
Accounts receivable, net of allowances of $3,094 and $3,254	205,138	185,172
Inventories	18,260	17,410
Deferred tax assets	10,617	10,362
Other current assets	48,969	30,986

Total current assets	834,309	776,081

Property and equipment, net	63,720	59,604
Long-term investments	714,331	662,803
Deferred tax assets	33,085	35,478
Goodwill	447,799	348,239
Other assets, net	54,559	28,996

Total assets	$2,147,803	$1,911,201

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$28,691	$27,026
Accrued liabilities	89,780	86,409
Deferred revenue	411,477	352,594

Total current liabilities	529,948	466,029

Other long-term liabilities	21,391	21,078
Deferred revenue, long-term	108,278	94,694

Total long-term liabilities	129,669	115,772

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 78,305 and 78,715 shares issued and outstanding	290,143	326,922
Accumulated other comprehensive loss	(9,347)	(3,829)
Retained earnings	1,207,390	1,006,307

Total shareholders’ equity	1,488,186	1,329,400

Total liabilities and shareholders’ equity	$2,147,803	$1,911,201

F5 Networks, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net revenues
Products	$196,746	$207,118	$586,565	$608,837
Services	173,556	145,516	499,420	405,851

Total	370,302	352,634	1,085,985	1,014,688

Cost of net revenues (1)(2)
Products	32,350	34,482	93,915	101,350
Services	32,567	25,805	92,189	72,137

Total	64,917	60,287	186,104	173,487

Gross Profit	305,385	292,347	899,881	841,201

Operating expenses (1)(2)(3)
Sales and marketing	121,906	112,064	363,205	329,297
Research and development	54,075	46,985	155,150	129,675
General and administrative	25,327	23,298	75,889	67,760

Total	201,308	182,347	594,244	526,732

Income from operations	104,077	110,000	305,637	314,469
Other income, net	2,874	1,713	6,542	5,002

Income before income taxes	106,951	111,713	312,179	319,471
Provision for income taxes	38,773	39,377	111,096	112,002

Net Income	$68,178	$72,336	$201,083	$207,469

Net income per share - basic	$0.87	$0.91	$2.56	$2.62

Weighted average shares - basic	78,516	79,135	78,636	79,188

Net income per share - diluted	$0.86	$0.91	$2.54	$2.60

Weighted average shares - diluted	78,864	79,655	79,207	79,834

Non-GAAP Financial Measures

Net income as reported	$68,178	$72,336	$201,083	$207,469
Stock-based compensation expense (4)	27,861	23,537	82,181	69,005
Amortization of purchased intangible assets (5)	1,032	1,894	3,098	3,233
Acquisition-related charges (5)	—	—	—	750
Tax effects related to above items	(8,650)	(7,191)	(22,576)	(20,530)

Net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges (non-GAAP) - diluted	$88,421	$90,576	$263,786	$259,927

Net income per share excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges (non-GAAP) - diluted	$1.12	$1.14	$3.33	$3.26

Weighted average shares - diluted	78,864	79,655	79,207	79,834

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,966	$2,706	$8,860	$7,828
Sales and marketing	10,259	8,537	31,533	26,945
Research and development	8,966	7,504	25,030	19,840
General and administrative	5,670	4,790	16,758	14,392

	$27,861	$23,537	$82,181	$69,005

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$957	$1,704	$2,873	$2,903
Sales and marketing	75	190	225	330

	$1,032	$1,894	$3,098	$3,233

(3) Includes acquisition-related charges as follows:
General and administrative	$—	$—	$—	$750

	$—	$—	$—	$750

(4)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)
(5)	Beginning with the second quarter of fiscal 2012, the company will exclude amortization of purchased intangible assets and acquisition-related charges in addition to stock-based compensation expense as a non-GAAP financial measure

F5 Networks, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended
	June 30,
	2013	2012
Operating activities
Net income	$201,083	$207,469
Adjustments to reconcile net income to net cash provided by operating activities:
Realized (gain) loss on disposition of assets and investments	(190)	552
Stock-based compensation	82,181	69,005
Provisions for doubtful accounts and sales returns	584	1,061
Depreciation and amortization	29,705	24,987
Deferred income taxes	(3,601)	(1,057)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(20,550)	(28,229)
Inventories	(850)	111
Other current assets	(18,069)	(13,852)
Other assets	1,517	(244)
Accounts payable and accrued liabilities	7,420	(3,089)
Deferred revenue	72,468	90,168

Net cash provided by operating activities	351,698	346,882

Investing activities
Purchases of investments	(744,557)	(780,493)
Maturities of investments	509,381	584,085
Sales of investments	138,171	76,444
Increase in restricted cash	(713)	(30)
Acquisition of intangible assets	—	(250)
Acquisition of businesses, net of cash acquired	(124,918)	(128,335)
Purchases of property and equipment	(21,434)	(18,544)

Net cash used in investing activities	(244,070)	(267,123)

Financing activities
Excess tax benefit from stock-based compensation	3,656	9,426
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	29,405	24,942
Repurchase of common stock	(150,000)	(134,776)

Net cash used in financing activities	(116,939)	(100,408)

Net decrease in cash and cash equivalents	(9,311)	(20,649)
Effect of exchange rate changes on cash and cash equivalents	(3,590)	(528)
Cash and cash equivalents, beginning of period	211,181	216,784

Cash and cash equivalents, end of period	$198,280	$195,607